UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 9, 2012

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717		15230-0717
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2012, Calgon Carbon Corporation (the “Company”) entered into that certain Service Contract for the Supply, Placement, Removal and Thermal Reactivation of Granular Activated Carbon (the “Contract”), by and between the Company and the City of Phoenix, Arizona (the “City”). The City has been a significant customer of the Company since 2009 when it awarded the Company with a $14.3-million contract to provide the initial virgin carbon for its drinking water plants.

The Contract shall continue in effect for ten years (the “Initial Term”) or, if renewed, until the last day of any renewal term (the “Renewal Term” and the Initial Term are referred to as the “Term”), unless earlier terminated. The Contract may be renewed and extended for additional terms of five years (subject to convenience termination without cost to the City at any time during any Renewal Term upon 60 days’ written notice to the Company) at the election of the City in its sole discretion. The City retains the right to terminate the Contract for convenience in its sole discretion during the Initial Term with four years advance notice which notice may be given any time after the second anniversary of the execution of the Contract. If the City exercises its right to terminate for convenience during the Initial Term, it must pay a termination fee to the Company which ranges from $2,000,000 to $0 depending upon how early into the Initial Term the City gives its notice to terminate.

Pursuant to the Contract, the Company has agreed to construct, own and operate a carbon reactivation facility in Maricopa County, Arizona. During the Term, the City is generally required to obtain all of its needs for granular activated carbon reactivation services from the Company and the Company is required to supply those services. Prior to the completion of the Company’s new reactivation facility in Arizona, the Company will supply reactivation services to the City from other plants owned and operated by the Company. The pricing for the services to be provided by the Company during the interim period before its new facility is completed shall be higher than the pricing for the services upon the completion of the plant provided that, if the plant is not completed within the first 480 days of the Initial Term, the pricing shall be reduced regardless.

The foregoing description of the Contract does not purport to be complete and is qualified in its entirety by reference to the Contract, a copy of which is attached hereto as Exhibit 10.1 and the Company’s Press Release relating thereto, a copy of which is attached hereto as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure

On March 15, 2012, the Company will be making a presentation, a copy of which is posted on its website at www.calgoncarbon.com. An excerpt to such presentation is furnished as Exhibit 99.2 hereto.

This information, including exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to this Form 8-K in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following Exhibits 10.1 and 99.1 are being filed with, and Exhibit 99.2 is being furnished pursuant to Item 601 of Regulation S-K and General Instruction B2 to, this Form 8-K:

Exhibit No.	Description

10.1	Service Contract for the Supply, Placement, Removal and Thermal Reactivation of Granular Activated Carbon by and between Calgon Carbon Corporation and the City of Phoenix, Arizona entered into on March 9, 2012

99.1	Press Release dated March 13, 2012

99.2	Excerpt of Presentation to be made on March 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: March 14, 2012	/s/ Richard D. Rose
(Signature)
Richard D. Rose
Senior Vice President, General Counsel and Secretary